Exhibit 99.1

News Release

For more information contact:

Dennis J. Zember Jr.

Executive Vice President & CFO

(229) 890-1111

AMERIS BANCORP REPORTS OPERATING NET INCOME OF $10.0 MILLION, OR $0.40 PER

DILUTED SHARE, FOR SECOND QUARTER 2014

July 22, 2014

AMERIS BANCORP (NASDAQ-GS: ABCB), Moultrie, Georgia, today reported operating net income of $10.0 million, or $0.40 per diluted share, for the quarter ended June 30, 2014, compared to $6.2 million, or $0.26 per diluted share, for the quarter ended June 30, 2013. For the year to date period ending June 30, 2014, the Company reported operating net income of $18.1 million, or $0.71 per diluted share, compared to $11.1 million, or $0.46 per diluted share, for the same period in 2013. During the second quarter of 2014, the Company completed the acquisition of Coastal Bankshares, Inc. (“Coastal”) and recorded approximately $1.90 million, or $0.075 per share, of after-tax merger related charges. Including these charges, the Company reported net income in the second quarter of 2014 of $8.1 million, or $0.32 per common share. Commenting on the Company’s quarterly results, Edwin W. Hortman, Jr., the Company’s President and Chief Executive Officer, said, “I am pleased with our operating results for the second quarter of 2014. Our operating return on average assets and return on tangible equity for the quarter improved from the prior period to 1.15% and 15.85%, respectively. Strong trends in loan growth, funded mostly with non-rate sensitive deposits, very solid mortgage results and over $1.1 million of SBA revenue were among the factors contributing to a successful quarter.”

Highlights of the Company’s performance and results for the second quarter of 2014 include the following:

•	Successful close of the Coastal acquisition on June 30, 2014

•	Net income available to common shareholders increased 30.4%, compared to the same quarter in 2013

•	The Company declared a cash dividend of $0.05 per common share

•	On an operating basis, return on assets and return on average tangible equity were 1.15% and 15.85%, respectively (including merger-related charges, return on assets and return on average tangible equity were 0.93% and 10.53%, respectively)

•	Total revenue increased to $54.4 million in the second quarter of 2014, compared to $43.3 million in the same quarter in 2013

•	The Company’s net interest margin was 4.65%, compared to 4.57% in the first quarter of 2014

•	Legacy loans (loans excluding purchased non-covered and covered loans) increased by $74.7 million during the quarter, reflecting an annualized growth rate of 17.7%

•	Tangible common equity to tangible assets remained above 7.00% at 7.04% despite the acquisition of Coastal

•	Noninterest income was $15.8 million, compared to $11.4 million in the second quarter of 2013

•	Net income from the Company’s mortgage operations increased to $1.6 million, compared to $1.0 million in the same quarter in 2013

•	SBA loan premium and servicing income increased to $1.4 million in the second quarter of 2014, compared to $406,000 in the same quarter in 2013

Acquisition of Coastal

The Company successfully completed the acquisition of Coastal on June 30, 2014. Highlights of the merger are as follows:

•	Added $449.0 million in total assets and 6 retail offices in Chatham, Liberty and Effingham Counties, Georgia

•	Added $279.4 million in loans and $369.0 million in total deposits

•	The Company recorded $23.9 million in additional goodwill and $4.3 million in core deposit intangibles associated with the merger

•	Non-accretable credit marks totaling $16.7 million were recorded on the loan portfolio; an additional $3.5 million was recorded against OREO balances

•	A total of 1,598,987 shares were issued at a fair value on the closing date of $34.5 million

•	The system conversion is planned for the third quarter of 2014, at which time management expects to realize most of the operating efficiencies from the acquisition

Operating Results

Net income in the second quarter of 2014 totaled $8.1 million, an increase of 21.7% compared to the same quarter in 2013. For the year to date period, the Company’s earnings before preferred dividends were $16.5 million, compared to $12.0 million in the year to date period in 2013. Return on average assets and average tangible common equity were 0.93% and 11.11%, respectively, in the second quarter of 2014 compared to 0.95% and 10.66%, respectively, in the same quarter of 2013.

Net Interest Income and Net Interest Margin

Net interest income for the second quarter of 2014 totaled $35.3 million, an increase of $5.8 million, or 19.6%, compared to the $29.5 million reported for the second quarter of 2013. The Company’s net interest margin decreased during the quarter to 4.65%, compared to 4.96% during the second quarter of 2013. The declines in the Company’s net interest margin results from continued repricing of the loan portfolio in the current low interest rate environment.

Yields on earning assets in the second quarter of 2014 were 5.08%, compared to 5.38% in the second quarter of 2013. Total loan yields (including loans held for sale) reflected market pressures and the low rate environment, falling from 5.95% in the second quarter of 2013 to 5.59% in the second quarter of 2014. Excluding the impact of accretion income, overall loan yields fell to 5.17% in the second quarter of 2014, compared to 5.59% in the same quarter of 2013. Maturing loans at higher rates are being replaced with loan production in the current quarter of 2014 yielding 4.82%, compared to 4.89% in the same quarter of 2013.

Investment securities yields during the second quarter of 2014 were 2.89%, compared to 2.72% in the same quarter in 2013. Yield opportunities have been generally higher over the past year and allowed for some expansion in yields and total balances of investment securities.

Total interest expense for the second quarter of 2014 was $3.3 million, compared to $2.5 million in the same quarter of 2013. Increases in total interest expense were driven primarily by increases in total deposits and other borrowings resulting from both acquisition activity and organic growth. Deposit costs were only slightly lower during the second quarter of 2014 at 0.29%, compared to 0.34% during the second quarter of 2013. Yields on each deposit class were substantially unchanged over the past year except for CDs, which fell from 0.74% during the second quarter of 2013 to 0.64% in the second quarter of 2014. Management does not expect deposit costs or overall funding costs to decrease materially in the coming quarters given tightening liquidity and increasingly stronger forecasts for asset growth.

Non-interest Income

Non-interest income in the second quarter of 2014 improved to $15.8 million, an increase of $4.4 million, or 39.0%, compared to the same quarter in 2013. The Company’s mortgage operations had its best quarter to date with total non-interest income of $7.0 million, an increase of $2.0 million, or 40.0%, compared to the same quarter in 2013. Total production in the second quarter of 2014 amounted to $184.3 million (79.1% retail and 20.9% wholesale), compared to $143.5 million in the same quarter of 2013 (71.5% retail and 28.5% wholesale). Relationships with larger builders and real estate firms have contributed to the Company’s production increases and growth in net income contribution from this division. Open pipelines finished the second quarter of 2014 at $86.2 million, compared to $73.0 million at the beginning of the second quarter of 2014 and $60.0 million at the end of the second quarter of 2013.

Service charges in the second quarter of 2014 were $5.8 million, an increase of $1.2 million, or 24.5%, compared to the same quarter in 2013. Stronger growth in commercial and treasury management accounts contributed to the growth in income, as did strong growth in balances that resulted from the Company’s merger with The Prosperity Banking Company (“Prosperity”) in December 2013.

During the quarter, the Company recorded approximately $1.4 million of SBA income, compared to $406,000 in the same quarter in 2013. Expenses related to SBA lending also increased, from $152,000 in the second quarter of 2013 to $822,000 in the second quarter of 2014. The Company has been building pipelines and production teams over the past year and anticipated some level of increased revenue during the year. Management believes the current quarter’s revenue levels are sustainable but believes net income contribution from SBA activities will be relatively higher due to limited recruiting costs going forward.

Non-interest Expense

Operating expenses for the second quarter of 2014 totaled $37.3 million, including approximately $2.9 million of pre-tax merger-related charges associated with the acquisition of Coastal on June 30, 2014. Excluding the merger charges, operating expenses totaled $34.4 million for the second quarter of 2014, compared to $26.7 million for the same quarter in 2013. Growth in expenses over the prior year relates mostly to the acquisition of Prosperity in December 2013 and growth in the Company’s mortgage operations over the past year.

On a linked quarter basis, operating expenses exclusive of the merger-related charges reflected an increase of $1.2 million from $33.2 million in the first quarter of 2014 to $34.4 million in the second quarter of 2014. Increases in salaries and benefits associated with higher commissions and incentive accruals were offset by reduced compensation resulting from Prosperity related conversion activity that occurred during the first quarter. Salaries and benefits increased to $16.9 million in the current quarter of 2014, compared to $13.4 million in the same quarter in 2013, as commissions and support costs in the Company’s mortgage operations increased commensurate with the increase in revenues. Excluding compensation costs in the Company’s mortgage operations, salaries and benefits were $13.0 million in the second quarter of 2014, compared to $13.8 million in the first quarter of 2014 and $10.5 million in the second quarter of 2013. Total noninterest expenses in the Company’s mortgage operations increased to $5.9 million in the second quarter of 2014, compared to $4.3 million in the second quarter of 2013.

Non-provision credit resolution-related costs increased from $2.3 million in the second quarter of 2013 to $2.8 million in the second quarter of 2014. Occupancy and equipment costs increased from $3.0 million in the second quarter of 2013 to $4.1 million in the second quarter of 2014 due to the increased number of branches after the acquisition of Prosperity. Data processing and telecommunications expenses increased from $2.8 million in the second quarter of 2013 to $3.9 million in the second quarter of 2014.

Balance Sheet Trends

Total assets at June 30, 2014 were $3.97 billion, compared to $3.67 billion reported at December 31, 2013. On June 30, 2014, the Company completed its acquisition of Coastal which increased total assets by $449.0 million.

Loans, including loans held for sale totaled $2.88 billion at June 30, 2014, compared to $2.52 billion at December 31, 2013. During the second quarter, organic growth in non-covered, non-purchased loans amounted to $74.7 million, or 17.7% on an annualized basis. Growth during the second quarter of 2014 was spread evenly across most loan types, including agriculture, municipal, commercial real estate and mortgage.

Investment securities at the end of the quarter amounted to $546.6 million, or 15.7% of earning assets, compared to $503.1 million, or 15.6% of earning assets, at December 31, 2013.

Funding sources continued to improve over year end levels. At June 30, 2014, total deposits amounted to $3.39 billion, or 94.0% of total funding, compared to $3.0 billion and 90.0%, respectively, at December 31, 2013. Non-interest bearing deposits reflected the largest growth, ending the current quarter at $790.8 million, or 23.3% of total deposits, compared to $668.5 million, or 22.3%, at December 31, 2013. Reductions in borrowings with the FHLB of $112.0 million have occurred throughout the year and have been the primary driver of the Company’s increased reliance on core deposits for its total funding.

Stockholders’ equity at June 30, 2014 totaled $343.4 million, compared to $316.7 million reported at December 31, 2013. The retirement of $28 million of preferred equity in the first quarter of 2014 has been more than offset by the Company’s consolidated earnings and issuance of common stock associated with the acquisition of Coastal on June 30, 2014. During the current quarter, the Company issued 1.6 million shares to complete the purchase of Coastal, increasing stockholders’ equity by $34.5 million.

Tangible book value declined only slightly during the quarter, from $10.31 per share at March 31, 2014 to $10.26 per share at June 30, 2014. Increases in tangible book value associated with the Company’s earnings during the second quarter were offset by the acquisition of Coastal, which increased goodwill and intangible assets by $28.1 million. Management estimates the dilutive effect to tangible book associated with the acquisition of Coastal at approximately 4.2% and believes the earn-back for this dilution is approximately two years.

Ameris Bancorp is headquartered in Moultrie, Georgia, and at the end of the most recent quarter had 74 locations in Georgia, Alabama, northern Florida and South Carolina.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management of Ameris Bancorp (the “Company”) uses these non-GAAP measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company’s periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company’s results of operations and financial condition.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun. 2014	Mar. 2014	Dec. 2013	Sept. 2013	Jun. 2013	Jun. 2014	Jun. 2013

EARNINGS

Net Income Available to Common Shareholders	$8,130	$8,064	$966	$6,234	$6,236	$16,194	$11,080

PER COMMON SHARE DATA
Earnings per share available to common shareholders:
Basic	$0.32	$0.32	$0.04	$0.26	$0.26	$0.64	$0.46
Diluted	$0.32	$0.32	$0.04	$0.26	$0.26	$0.63	$0.46
Cash Dividends per share	$0.05	$—	$—	$—	$—	$0.05	$—
Book value per share (period end)	$12.83	$11.93	$11.50	$10.98	$10.88	$12.83	$10.88
Tangible book value per share (period end)	$10.26	$10.31	$9.87	$10.85	$10.74	$10.26	$10.74
Weighted average number of shares:
Basic	25,180,665	25,144,342	24,021,447	23,900,665	23,878,898	25,162,604	23,873,325
Diluted	25,633,130	25,573,320	24,450,619	24,315,821	24,287,628	25,615,069	24,282,055
Period-end number of shares	26,771,821	25,159,073	25,098,427	23,907,509	23,894,327	26,771,821	23,894,327
Market data:
High closing price	$23.90	$24.00	$21.42	$19.79	$16.94	$24.00	$16.94
Low closing price	$19.73	$19.86	$17.69	$17.35	$13.16	$19.73	$12.79
Period end closing price	$21.56	$23.30	$21.11	$18.38	$16.85	$21.56	$16.85
Average daily volume	79,038	103,279	94,636	75,545	53,403	90,963	52,669

PERFORMANCE RATIOS
Return on average assets	0.93%	0.96%	0.19%	0.94%	0.95%	0.95%	0.85%
Return on average common equity	10.53%	11.66%	2.20%	10.75%	10.66%	10.73%	9.60%
Earning asset yield (TE)	5.08%	5.01%	4.84%	5.20%	5.38%	5.05%	5.30%
Total cost of funds	0.42%	0.43%	0.40%	0.39%	0.40%	0.43%	0.40%
Net interest margin (TE)	4.65%	4.57%	4.43%	4.80%	4.96%	4.61%	4.88%
Non-interest income excluding securities transactions, as a percent of total revenue (TE)	28.87%	25.02%	26.45%	27.76%	26.16%	27.02%	26.21%
Efficiency ratio	73.05%	70.36%	92.74%	69.09%	65.32%	71.76%	68.98%

CAPITAL ADEQUACY (period end)
Stockholders’ equity to assets	8.64%	8.60%	8.63%	10.30%	10.25%	8.64%	10.25%
Tangible common equity to tangible assets	7.04%	7.53%	6.83%	9.22%	9.15%	7.04%	9.15%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	7.04%	7.53%	6.83%	9.22%	9.15%	7.04%	9.15%
Effect of preferred equity	0.00%	0.00%	0.76%	0.99%	0.99%	0.00%	0.99%
Effect of goodwill and other intangibles	1.61%	1.07%	1.04%	0.09%	0.11%	1.61%	0.11%

Equity to assets (GAAP)	8.64%	8.60%	8.63%	10.30%	10.25%	8.64%	10.25%

OTHER PERIOD-END DATA
Banking Division FTE	888	785	820	678	683	888	683
Mortgage Division FTE	175	161	164	158	155	175	155

Total Ameris Bancorp FTE Headcount	1,063	946	984	836	838	1,063	838

Assets per Banking Division FTE	$4,474	$4,443	$4,473	$4,157	$4,112	$4,474	$4,112
Branch locations	74	68	68	57	57	74	57
Deposits per branch location	$45,798	$44,274	$44,106	$42,867	$42,861	$45,798	$42,861

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun. 2014	Mar. 2014	Dec. 2013	Sept. 2013	Jun. 2013	Jun. 2014	Jun. 2013

INCOME STATEMENT

Interest income
Interest and fees on loans	$35,297	$34,469	$29,289	$29,633	$29,859	$69,766	$58,575
Interest on taxable securities	2,953	2,985	1,998	1,720	1,719	5,938	3,416
Interest on nontaxable securities	312	335	342	352	344	647	719
Interest on deposits in other banks	45	79	118	44	29	124	114
Interest on federal funds sold	—	5	2	—	—	5	0

Total interest income	38,607	37,873	31,749	31,749	31,951	76,480	62,824

Interest expense
Interest on deposits	$2,205	$2,183	$2,066	$2,025	$2,083	$4,388	$4,309
Interest on other borrowings	1,138	1,206	632	404	392	2,344	701

Total interest expense	3,343	3,389	2,698	2,429	2,475	6,732	5,010

Net interest income	35,264	34,484	29,051	29,320	29,476	69,748	57,814

Provision for loan losses	1,365	1,726	1,478	2,920	4,165	3,091	7,088

Net interest income after provision for loan losses	$33,899	$32,758	$27,573	$26,400	$25,311	$66,657	$50,726

Noninterest income
Service charges on deposit accounts	$5,847	$5,586	$5,065	$4,948	$4,695	$11,433	$9,532
Mortgage banking activity	6,944	5,068	4,431	5,232	5,001	12,012	9,465
Other service charges, commissions and fees	662	652	612	593	617	1,314	946
Gain(loss) on sale of securities	—	6	—	—	(1)	6	171
Other non-interest income	2,366	1,442	1,409	1,515	1,072	3,808	2,630

Total noninterest income	15,819	12,754	11,517	12,288	11,384	28,573	22,744

Noninterest expense
Salaries and employee benefits	16,942	17,394	15,071	14,412	13,381	34,336	27,187
Occupancy and equipment expenses	4,071	4,064	3,228	3,149	2,978	8,135	5,909
Data processing and telecommunications expenses	3,940	3,454	3,061	3,072	2,836	7,394	5,406
Credit resolution related expenses (1)	2,840	2,190	5,322	2,971	2,349	5,030	7,193
Advertising and marketing expenses	718	710	604	434	327	1,428	582
Amortization of intangible assets	437	533	346	346	358	970	722
Merger and conversion charges	2,872	450	4,350	512	—	3,322	—
Other non-interest expenses	5,498	4,444	5,642	3,853	4,459	9,942	8,573

Total noninterest expense	37,318	33,239	37,624	28,749	26,688	70,557	55,572

Income before income taxes	$12,400	$12,273	$1,466	$9,939	$10,007	$24,673	$17,898

Income tax expense	4,270	3,923	88	3,262	3,329	8,193	5,935

Net income	$8,130	$8,350	$1,378	$6,677	$6,678	$16,480	$11,963

Preferred stock dividends	—	286	412	443	442	286	883

Net income available to common shareholders	$8,130	$8,064	$966	$6,234	$6,236	$16,194	$11,080

Diluted earnings available to common shareholders	0.32	0.32	0.04	0.26	0.26	0.63	0.46

(1)	Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Jun. 2014	Mar. 2014	Dec. 2013	Sept. 2013	Jun. 2013

PERIOD-END BALANCE SHEET

Assets
Cash and due from banks	$80,986	$71,387	$62,955	$53,516	$50,343
Federal funds sold and interest bearing balances	44,800	48,677	204,984	73,899	43,904
Investment securities available for sale, at fair value	535,630	456,713	486,235	312,248	316,168
Other investments	10,971	9,322	16,828	7,764	7,764
Mortgage loans held for sale	81,491	51,693	67,278	69,634	62,580

Loans, net of unearned income	1,770,059	1,695,382	1,618,454	1,589,267	1,555,827
Purchased, non-covered loans	702,131	437,269	448,753	—	—
Covered loans	331,250	372,694	390,237	417,649	443,517
Less allowance for loan losses	(22,254)	(22,744)	(22,377)	(23,854)	(24,217)

Loans, net	2,781,186	2,482,601	2,435,067	1,983,062	1,975,127

Other real estate owned	35,373	33,839	33,351	37,978	39,885
Purchased, non-covered other real estate owned	16,598	3,864	4,276	—	—
Covered other real estate owned	38,426	42,636	45,893	52,552	62,178

Total other real estate owned	90,397	80,339	83,520	90,530	102,063

Premises and equipment, net	99,495	87,430	103,188	65,661	70,167
Goodwill	58,903	35,049	35,049	956	956
Other intangibles, net	9,812	5,477	6,009	1,972	2,318
FDIC loss sharing receivable	49,180	53,181	65,441	81,763	105,513
Cash value of bank owned life insurance	57,864	49,738	49,432	49,095	47,495
Other assets	72,420	56,377	51,663	28,402	24,277

Total assets	$3,973,135	$3,487,984	$3,667,649	$2,818,502	$2,808,675

Liabilities
Deposits:
Noninterest-bearing	$790,798	$698,866	$668,531	$475,505	$475,445
Interest-bearing	2,598,237	2,311,781	2,330,700	1,967,916	1,967,658

Total deposits	3,389,035	3,010,647	2,999,231	2,443,421	2,443,103
Federal funds purchased & securities sold under agreements to repurchase	51,109	49,974	83,516	20,255	19,142
Other borrowings	100,293	59,677	194,572	5,000	—
Other liabilities	24,457	12,028	18,165	17,201	16,384
Subordinated deferrable interest debentures	64,842	55,628	55,466	42,269	42,269

Total liabilities	3,629,736	3,187,954	3,350,950	2,528,146	2,520,898

Stockholders’ equity
Preferred stock	$—	$—	$28,000	$27,938	$27,845
Common stock	28,155	26,536	26,462	25,271	25,258
Capital surplus	222,550	190,513	189,722	165,835	165,483
Retained earnings	100,185	92,055	83,991	83,025	76,791
Accumulated other comprehensive income/(loss)	4,123	2,374	(294)	(531)	3,582
Less treasury stock	(11,614)	(11,448)	(11,182)	(11,182)	(11,182)

Total stockholders’ equity	343,399	300,030	316,699	290,356	287,777

Total liabilities and stockholders’ equity	$3,973,135	$3,487,984	$3,667,649	$2,818,502	$2,808,675

Other Data
Earning Assets	3,465,361	3,062,428	3,215,941	2,462,697	2,421,996
Intangible Assets	68,715	40,526	41,058	2,928	3,274
Interest Bearing Liabilities	2,814,481	2,477,060	2,664,254	2,035,440	2,029,069
Average Assets	3,494,466	3,521,588	2,937,434	2,806,799	2,820,863
Average Common Stockholders’ Equity	309,696	290,462	248,429	246,490	251,240

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun. 2014	Mar. 2014	Dec. 2013	Sept. 2013	Jun. 2013	Jun. 2014	Jun. 2013

ASSET QUALITY INFORMATION (1)

Allowance for loan losses
Balance at beginning of period	$22,744	$22,377	$23,854	$24,217	$23,382	$22,377	$23,593

Provision for loan loss (2)	997	1,501	1,200	2,449	3,695	2,498	6,298

Charge-offs	1,973	1,606	3,591	3,457	3,200	3,579	6,236
Recoveries	486	472	914	645	340	958	562

Net charge-offs (recoveries)	1,487	1,134	2,677	2,812	2,860	2,621	5,674

Ending balance	$22,254	$22,744	$22,377	$23,854	$24,217	$22,254	$24,217

As a percentage of loans	1.26%	1.34%	1.38%	1.50%	1.56%	1.26%	1.56%
As a percentage of nonperforming loans	100.65%	85.09%	76.63%	75.20%	76.13%	100.65%	76.13%

Net charge-off information
Charge-offs
Commercial, financial & agricultural	$165	$743	$543	$482	$324	$908	$734
Real estate - residential	752	181	1,785	1,323	1,328	933	2,107
Real estate - commercial & farmland	769	533	698	1,080	768	1,302	1,793
Real estate - construction & development	157	65	422	367	576	222	1,231
Consumer installment	130	84	143	205	204	214	371

Total charge-offs	1,973	1,606	3,591	3,457	3,200	3,579	6,236

Recoveries
Commercial, financial & agricultural	134	49	92	212	44	183	128
Real estate - residential	48	83	368	291	144	131	229
Real estate - commercial & farmland	9	143	12	5	10	152	13
Real estate - construction & development	96	108	385	84	2	204	4
Consumer installment	199	89	57	53	140	288	188

Total recoveries	486	472	914	645	340	958	562

Net charge-offs (recoveries)	$1,487	$1,134	$2,677	$2,812	$2,860	$2,621	$5,674

Non-accrual loans (excluding purchased non-covered and covered loans)	22,111	26,729	29,203	31,720	31,811	22,111	31,811
Non-accrual purchased non-covered loans	15,770	15,318	6,659		—	15,770
Foreclosed assets (excluding purchased assets)	35,373	33,839	33,351	37,978	39,885	35,373	39,885
Purchased, non-covered other real estate owned	16,598	3,864	4,276		—	16,598
Accruing loans delinquent 90 days or more	—	—	—	—	—	—	—

Total non-performing assets, excluding covered assets	89,852	79,750	73,489	69,698	71,696	89,852	71,696

Non-performing assets as a percent of total assets	2.26%	2.29%	2.00%	2.47%	2.55%	2.26%	2.55%
Net charge offs as a percent of loans (Annualized)	0.34%	0.27%	0.66%	0.70%	0.74%	0.30%	0.74%

(1)	Asset quality information is presented net of covered assets where the Company’s risk exposure is limited substantially by loss sharing agreements with the FDIC.
(2)	During 2013 and 2014, the Company recorded provision for loan loss expense to account for losses where the initial estimate of cash flows was found to be excessive on loans acquired in FDIC assisted acquisitions. These amounts are excluded from the calculation above but reflected in the Company’s Consolidated Statement of Operations.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	For the quarter ended:
Loans by Type	Jun. 2014	Mar. 2014	Dec. 2013	Sept. 2013	Jun. 2013
Commercial, financial & agricultural	$304,588	$270,571	$244,373	$244,991	$208,424
Real estate - construction & development	149,346	149,543	146,371	132,277	134,607
Real estate - commercial & farmland	850,000	836,230	808,323	799,149	788,654
Real estate - residential	422,731	393,001	351,886	355,920	357,685
Consumer installment	31,902	32,345	34,249	36,303	36,923
Other	11,492	13,692	33,252	20,627	29,534

Total Legacy (excluding purchased non-covered and covered)	$1,770,059	$1,695,382	$1,618,454	$1,589,267	$1,555,827

Commercial, financial & agricultural	$41,583	$30,810	$32,141	$—	$—
Real estate - construction & development	64,084	31,820	31,176	—	—
Real estate - commercial & farmland	311,748	174,281	179,898	—	—
Real estate - residential	278,451	196,078	200,851	—	—
Consumer installment	6,265	4,280	4,687	—	—

Total Purchased non-covered (net of discounts)	$702,131	$437,269	$448,753	$—	$—

Commercial, financial & agricultural	$25,209	$24,813	$26,550	$27,768	$27,371
Real estate - construction & development	31,600	41,434	43,179	50,702	52,972
Real estate - commercial & farmland	188,643	214,649	224,451	237,086	255,102
Real estate - residential	85,518	91,372	95,173	101,146	107,107
Consumer installment	280	426	884	947	965

Total Covered (net of discounts)	$331,250	$372,694	$390,237	$417,649	$443,517

Total Loan Portfolio:
Commercial, financial & agricultural	$371,380	$326,194	$303,064	$272,759	$235,795
Real estate - construction & development	245,030	222,797	220,726	182,979	187,579
Real estate - commercial & farmland	1,350,391	1,225,160	1,212,672	1,036,235	1,043,756
Real estate - residential	786,700	680,451	647,910	457,066	464,792
Consumer installment	38,447	37,051	39,820	37,250	37,888
Other	11,492	13,692	33,252	20,627	29,534

Total Loans	$2,803,440	$2,505,345	$2,457,444	$2,006,916	$1,999,344

Troubled Debt Restructurings, excluding purchased non-covered and covered loans:
Accruing loan types:
Commercial, financial & agricultural	$257	$711	$515	$521	$1,059
Real estate - construction & development	2,080	1,953	1,896	1,926	1,946
Real estate - commercial & farmland	7,590	8,733	6,913	6,693	7,529
Real estate - residential	7,335	7,364	7,818	7,871	7,468
Consumer installment	75	87	72	13	13

Total Accruing TDRs	$17,337	$18,848	$17,214	$17,024	$18,015

Non-accruing loan types:
Commercial, financial & agricultural	$465	$40	$525	$533	$—
Real estate - construction & development	32	29	32	29	29
Real estate - commercial & farmland	2,151	1,316	2,273	1,858	1,493
Real estate - residential	1,044	961	834	704	1,046
Consumer installment	51	19	19	26	—

Total Non-accrual TDRs	$3,743	$2,365	$3,683	$3,150	$2,568

Total Troubled Debt Restructurings	$21,080	$21,213	$20,897	$20,174	$20,583

The following table presents the loan portfolio by risk grade, excluding purchased non-covered and covered loans:
Grade 10 - Prime credit	$110,842	$93,805	$74,381	$72,759	$44,852
Grade 15 - Good credit	226,652	243,963	230,212	230,810	241,690
Grade 20 - Satisfactory credit	866,356	817,718	773,051	731,154	708,606
Grade 23 - Performing, under-collateralized credit	28,429	31,056	31,604	30,729	29,829
Grade 25 - Minimum acceptable credit	450,363	417,177	420,491	433,358	443,105
Grade 30 - Other asset especially mentioned	33,360	38,240	30,591	28,952	29,265
Grade 40 - Substandard	54,047	53,286	57,987	61,270	57,880
Grade 50 - Doubtful	10	137	137	235	598
Grade 60 - Loss	—	—	—	—	2

Total	$1,770,059	$1,695,382	$1,618,454	$1,589,267	$1,555,827

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun. 2014	Mar. 2014	Dec. 2013	Sept. 2013	Jun. 2013	Jun. 2014	Jun. 2013

AVERAGE BALANCES

Federal funds sold	$500	$7,455	$3,243	$—	$—	$3,958	$—
Interest bearing deposits in banks	50,850	99,751	172,117	66,424	52,090	75,165	76,635
Investment securities - taxable	418,498	411,251	276,702	260,262	271,282	414,895	278,971
Investment securities - nontaxable	49,631	51,092	51,291	52,279	50,300	50,357	52,050
Other investments	6,629	12,330	8,255	7,764	7,002	8,044	6,845
Mortgage loans held for sale	54,517	49,397	65,683	61,249	48,890	51,884	40,765
Loans	1,706,564	1,639,672	1,602,942	1,564,311	1,523,654	1,673,493	1,489,902
Purchased non-covered loans	433,249	441,138	43,900	—	—	437,068	—
Covered loans	354,766	379,460	401,045	427,482	444,616	367,045	468,024

Total Earning Assets	$3,075,204	3,091,546	2,625,178	2,439,771	$2,397,834	$3,081,909	$2,413,192

Noninterest bearing deposits	$680,058	$666,493	$528,732	$468,588	$479,054	$673,313	$480,400
NOW accounts	691,353	675,199	604,828	573,088	579,312	683,321	606,163
MMDA	770,047	749,150	655,782	639,304	611,562	759,657	602,254
Savings accounts	145,528	143,109	107,058	104,498	104,534	144,325	103,463
Retail CDs < $100,000	356,483	373,523	293,689	290,771	298,553	364,956	308,270
Retail CDs > $100,000	360,703	361,861	352,043	349,931	358,980	361,279	361,314
Brokered CDs	5,970	5,970	10,687	12,970	16,176	5,970	17,803

Total Deposits	3,010,142	2,975,305	2,552,819	2,439,150	2,448,171	2,992,821	2,479,667

FHLB advances	28,626	68,333	9,521	—	—	48,370	—
Other borrowings	35,280	30,004	6,304	1,739	—	32,657	—
Subordinated debentures	55,789	55,092	46,263	42,269	42,269	55,442	42,269
Federal funds purchased and securities sold under agreements to repurchase	40,008	57,112	41,402	18,446	20,530	48,513	23,842

Total Non-Deposit Funding	159,703	210,541	103,490	62,454	62,799	184,982	66,111

Total Funding	$3,169,845	$3,185,846	$2,656,309	$2,501,604	$2,510,970	$3,177,803	$2,545,778

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun. 2014	Mar. 2014	Dec. 2013	Sept. 2013	Jun. 2013	Jun. 2014	Jun. 2013

INTEREST INCOME/EXPENSE

INTEREST INCOME
Federal funds sold	$—	$5	$2	$—	$—	$5	$—
Interest bearing deposits in banks	45	79	118	44	29	124	114
Investment securities - taxable	2,953	2,985	1,998	1,720	1,719	5,938	3,416
Investment securities - nontaxable (TE)	421	452	462	475	464	873	970
Mortgage loans held for sale	457	403	554	603	467	860	758
Loans (TE)	21,996	20,647	20,810	20,882	20,396	42,643	39,508
Purchased non-covered loans	7,933	6,865	570	—	—	14,798	—
Covered loans	5,164	6,761	7,508	8,248	9,066	11,925	17,831

Total Earning Assets	$38,969	$38,197	$32,022	$31,972	$32,141	$77,166	$62,597

INTEREST EXPENSE
Non-interest bearing deposits	$—	$—	$—	$—	$—	$—	$—
NOW accounts	291	288	297	248	250	579	552
MMDA	722	681	625	606	555	1,403	1,077
Savings accounts	40	37	29	29	29	77	58
Retail CDs < $100,000	478	489	399	406	437	967	935
Retail CDs > $100,000	626	640	629	635	675	1,266	1,381
Brokered CDs	48	48	86	101	137	96	306

Total Deposits	2,205	2,183	2,065	2,025	2,083	4,388	4,309

FHLB advances	26	37	63	—	—	63	—
Other borrowings	415	408	137	20	—	823	—
Subordinated debentures	666	708	376	359	363	1,374	633
Federal funds purchased and securities sold under agreements to repurchase	31	53	56	26	29	84	68

Total Non-Deposit Funding	1,138	1,206	632	405	392	2,344	701

Total Funding	$3,343	$3,389	$2,697	$2,430	$2,475	$6,732	$5,010

Net Interest Income (TE)	$35,626	$34,808	$29,325	$29,542	$29,666	$70,434	$57,587

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun. 2014	Mar. 2014	Dec. 2013	Sept. 2013	Jun. 2013	Jun. 2014	Jun. 2013
YIELDS (1)

Federal funds sold	0.00%	0.27%	0.24%	0.00%	0.00%	0.25%	0.00%
Interest bearing deposits in banks	0.35%	0.32%	0.27%	0.26%	0.22%	0.33%	0.30%
Investment securities - taxable	2.83%	2.94%	2.86%	2.62%	2.54%	2.89%	2.47%
Investment securities - nontaxable	3.40%	3.59%	3.57%	3.60%	3.70%	3.50%	3.76%
Mortgage loans held for sale	3.36%	3.31%	3.35%	3.91%	3.83%	3.34%	3.75%
Loans	5.17%	5.11%	5.15%	5.30%	5.37%	5.14%	5.35%
Purchased non-covered loans	7.34%	6.31%	5.15%	0.00%	0.00%	6.83%	0.00%
Covered loans	5.84%	7.23%	7.43%	7.65%	8.18%	6.55%	7.68%

Total Earning Assets	5.08%	5.01%	4.84%	5.20%	5.38%	5.05%	5.23%

Noninterest bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.17%	0.17%	0.19%	0.17%	0.17%	0.17%	0.18%
MMDA	0.38%	0.37%	0.38%	0.38%	0.36%	0.37%	0.36%
Savings accounts	0.11%	0.10%	0.11%	0.11%	0.11%	0.11%	0.11%
Retail CDs < $100,000	0.54%	0.53%	0.54%	0.55%	0.59%	0.53%	0.61%
Retail CDs > $100,000	0.70%	0.72%	0.71%	0.72%	0.75%	0.71%	0.77%
Brokered CDs	3.22%	3.26%	3.19%	3.09%	3.40%	3.24%	3.47%

Total Deposits	0.29%	0.30%	0.32%	0.33%	0.34%	0.30%	0.35%

FHLB advances	0.36%	0.22%	2.63%	0.00%	0.00%	0.26%	0.00%
Other borrowings	4.72%	5.51%	8.62%	4.56%	0.00%	5.08%	0.00%
Subordinated debentures	4.79%	5.21%	3.22%	3.37%	3.44%	5.00%	3.02%
Federal funds purchased and securities sold under agreements to repurchase	0.31%	0.38%	0.54%	0.56%	0.57%	0.35%	0.58%

Total Non-Deposit Funding	2.86%	2.32%	2.42%	2.57%	2.50%	2.56%	2.14%

Total funding (3)	0.42%	0.43%	0.40%	0.39%	0.40%	0.43%	0.40%

Net interest spread	4.66%	4.58%	4.44%	4.81%	4.98%	4.62%	4.83%

Net interest margin	4.65%	4.57%	4.43%	4.80%	4.96%	4.61%	4.81%

(1)	Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 35%.
(2)	Rate calculated based on average earning assets.
(3)	Rate calculated based on total average funding including non-interest bearing liabilities.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
Net Operating Income Reconciliation	2014	2014	2013	2013	2013	2014	2013

Net income available to common shareholders	$8,130	$8,064	$966	$6,234	$6,236	$16,194	$11,080

Conversion charges	2,872	450	4,350	512	—	3,322	—
Tax effect of conversion charges	(989)	(144)	(261)	(168)	—	(1,103)	—

Plus: After tax conversion charges	1,883	306	4,089	344	—	2,219	—

Net operating income	10,013	8,370	5,055	6,578	6,236	18,413	11,080

	Three Months Ended					Six Months Ended
Core Earnings Reconciliation	Jun. 2014	Mar. 2014	Dec. 2013	Sept. 2013	Jun. 2013	Jun. 2014	Jun. 2013

Pre-tax operating profit/(loss)	$12,400	$12,273	$1,466	$9,939	$10,007	$24,673	$17,898
Plus: Credit Related Costs
Provision for loan losses	1,365	1,726	1,478	2,920	4,165	3,091	7,088
(Gains)/Losses on the sale of legacy OREO	283	(55)	310	(157)	134	228	114
Gains/(Losses) on the sale of covered OREO	249	118	—	—	—	367	3,176
Problem loan and OREO expense	2,309	2,127	5,012	3,128	2,215	4,436	7,079
Interest reversed (received) on non-accrual loans	71	246	29	216	118	317	172

Total Credit-Related Costs	4,277	4,162	6,829	6,107	6,632	8,439	17,629

Plus: Cconversion charges	2,872	450	4,350	512	—	3,322	—
Less: Non-recurring gains
Gains related to FDIC acquisitions	—	—	—	—	—	—	—
Gains on sales of securities	—	(6)	—	—	1	(6)	(171)
Gains on sales of bank premises	—	—	—	159	(227)	—	(469)
Other non-recurring adjustments	(870)	—	—	(1,771)	(2,067)	(870)	(3,084)

Pretax, Pre-provision earnings	$18,679	$16,879	$12,645	$14,946	$14,346	$35,558	$31,803

As percentage of average assets, annualized	2.14%	1.94%	1.71%	2.11%	2.04%	2.05%	2.27%

	Three Months Ended					Six Months Ended
Recurring Operating Expenses	Jun. 2014	Mar. 2014	Dec. 2013	Sept. 2013	Jun. 2013	Jun. 2014	Jun. 2013

Total Operating Expenses	37,318	33,239	37,624	28,749	26,688	70,557	55,572
Less: Credit costs & non-recurring charges
Gains/(Losses) on the sale of legacy OREO	(283)	55	(310)	157	(134)	(228)	(114)
Gains/(Losses) on the sale of covered OREO	(249)	(118)	—	—	—	(367)	(3,176)
Problem loan and OREO expense	(2,309)	(2,127)	(5,012)	(3,128)	(2,215)	(4,436)	(3,903)
Severance payments	—	—	—	(99)	—	—	—
Conversion expenses	(2,872)	(450)	(4,350)	(413)	—	(3,322)	—
Gains/(Losses) on the sale of premises	—	—	—	(159)	227	—	469

Recurring operating expenses	$31,605	$30,599	$27,952	$25,107	$24,566	$62,204	$48,848

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
Segment Reporting	2014	2014	2013	2013	2013	2014	2013

Banking Division:
Net interest income	$33,925	$33,384	$27,930	$28,089	$28,517	$67,309	$56,283
Provision for loan losses	1,365	1,726	1,478	2,920	4,165	3,091	7,088
Noninterest income	8,817	7,590	7,086	7,054	6,383	16,407	13,279
Noninterest expense:
Salaries and employee benefits	13,005	13,826	11,841	10,799	10,478	26,831	21,515
Occupancy	3,771	3,762	3,080	3,029	2,781	7,533	5,546
Data Processing	3,597	3,332	2,953	2,908	2,634	6,929	5,105
Other expenses	11,053	7,512	14,257	7,473	6,444	18,565	15,334

Total noninterest expense	31,426	28,432	32,131	24,209	22,337	59,858	47,500

Income before income taxes	9,951	10,816	1,407	8,014	8,398	20,767	14,974
Income Tax	3,413	3,413	67	2,588	2,766	6,826	4,912
Net income	6,538	7,403	1,340	5,426	5,632	13,941	10,062
Preferred stock dividends	—	286	412	443	442	286	883

Net income available to common shareholders	$6,538	$7,117	$928	$4,983	$5,190	$13,655	$9,179

Mortgage Division:
Net interest income	$1,339	$1,100	$1,121	$1,231	$959	$2,439	$1,531
Provision for loan losses	—	—	—	—	—	—	—
Noninterest income	7,002	5,164	4,431	5,234	5,001	12,166	9,465
Noninterest expense:
Salaries and employee benefits	3,937	3,568	3,230	3,613	2,903	7,505	5,672
Occupancy	300	302	148	120	197	602	363
Data Processing	343	122	108	164	202	465	301
Other expenses	1,312	815	2,007	643	1,049	2,127	1,736

Total noninterest expense	5,892	4,807	5,493	4,540	4,351	10,699	8,072

Income before income taxes	2,449	1,457	59	1,925	1,609	3,906	2,924
Income Tax	857	510	21	674	563	1,367	1,023
Net income	1,592	947	38	1,251	1,046	2,539	1,901
Preferred stock dividends	—	—	—	—	—	—	—

Net income available to common shareholders	$1,592	$947	$38	$1,251	$1,046	$2,539	$1,901

Total Consolidated:
Net interest income	$35,264	$34,484	$29,051	$29,320	$29,476	$69,748	$57,814
Provision for loan losses	1,365	1,726	1,478	2,920	4,165	3,091	7,088
Noninterest income	15,819	12,754	11,517	12,288	11,384	28,573	22,744
Noninterest expense:
Salaries and employee benefits	16,942	17,394	15,071	14,412	13,381	34,336	27,187
Occupancy	4,071	4,064	3,228	3,149	2,978	8,135	5,909
Data Processing	3,940	3,454	3,061	3,072	2,836	7,394	5,406
Other expenses	12,365	8,327	16,264	8,116	7,493	20,692	17,070

Total noninterest expense	37,318	33,239	37,624	28,749	26,688	70,557	55,572

Income before income taxes	12,400	12,273	1,466	9,939	10,007	24,673	17,898
Income Tax	4,270	3,923	88	3,262	3,329	8,193	5,935
Net income	8,130	8,350	1,378	6,677	6,678	16,480	11,963
Preferred stock dividends	—	286	412	443	442	286	883

Net income available to common shareholders	$8,130	$8,064	$966	$6,234	$6,236	$16,194	$11,080